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                                                                    EXHIBIT 21.1

                     SUBSIDIARIES OF GULFMARK OFFSHORE, INC.


NAME OF SUBSIDIARY OR ORGANIZATION             STATE OR COUNTRY OF INCORPORATION
----------------------------------------       ---------------------------------

Gulf Offshore N.S. Ltd.                                  United Kingdom

GulfMark North Sea Ltd.                                  United Kingdom

S.E.A. Personnel Limited                                 United Kingdom

Dianne Operating Ltd.                                    United Kingdom

Sea Truck (UK) Ltd.                                      United Kingdom

Gulf Offshore Guernsey, Ltd                              United Kingdom

North Sea Rescue Services, Ltd                           United Kingdom

Gulf Marine Far East PTE, Ltd.                              Singapore

Gulf Offshore Marine International, Inc.                     Panama

Gulf Marine do Brazil, Ltd.                                  Brazil

Semaring Logistics (M) Sdn. Bhd.                            Malaysia

Chalvoyage (M) Sdn. Bhd.                                    Malaysia

GulfMark Norge AS                                            Norway

Gulf Offshore Norge AS                                       Norway

Sea Truck Holding AS                                         Norway

Sea Truck Shipping AS                                        Norway

Sea Truck AS                                                 Norway

Sea Truck Rederi AS                                          Norway

GM Offshore, Inc.                                           Delaware